As filed with the Securities and Exchange Commission on August 4, 2000
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           AMERICAN TOWER CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                     65-0723837
 (State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No.)

               116 Huntington Avenue, Boston, Massachusetts 02116
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 STEVEN B. DODGE
                           American Tower Corporation
                              116 Huntington Avenue
                           Boston, Massachusetts 02116
                                 (617) 375-7500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             NORMAN A. BIKALES, ESQ.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined in light of market conditions and other factors.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the box. / /
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                               CALCULATION OF REGISTRATION FEE
                                                                     Proposed             Proposed
                                                    Amount            Maximum              Maximum
                Title of Shares                     to be         Offering Price          Aggregate            Amount of
              to be Registered(1)                 Registered         Per Share         Offering Price       Registration Fee

Class A Common Stock, par value $.01 per share    1,000,000          $42.53(1)          $42,530,000            $11,228.00

                                                                                                  (Footnotes on next page)




(1)  The offering price is estimated solely for the purpose of calculating the registration fee pursuant to rule 457(c) under the Securities Act of 1933, as amended, using the average high and low prices reported on the New York Stock Exchange on
     July 31, 2000.


                                 --------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the related registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED AUGUST 4, 2000

PROSPECTUS

                                     [LOGO]

                           American Tower Corporation

                                1,000,000 Shares

                              Class A Common Stock
                             ----------------------

     The selling stockholders may from time to time offer up to an aggregate of 1,000,000 shares of our Class A common stock.

     Our outstanding Class A common stock, including shares held by selling stockholders, is listed on the New York Stock Exchange under the symbol "AMT." On August 3, 2000, the last price for the shares on the NYSE was $43.4375.

     Investing in our securities involves risks. See "Risk Factors" beginning on page 1.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The selling stockholders may offer the securities directly, through agents designated from time to time by us or them or to or through underwriters or dealers. We will show in a supplement the names of any agents or underwriters involved in the sale of any securities. We will also describe any applicable purchase price and fee or commission or discount arrangement between or among us, the selling stockholders or them.

     Our  principal  place  of  business  is  116  Huntington  Avenue,   Boston,
Massachusetts 02116 and our telephone number is (617) 375-7500.


           The date of this prospectus is          , 2000

                                TABLE OF CONTENTS

American Tower.....................................................    1
Risk Factors.......................................................    1
Use of Proceeds....................................................    5
Selling Stockholders...............................................    5
Description of Capital Stock.......................................    6
Plan of Distribution...............................................    9
Validity of the Offered Securities.................................   10
Experts............................................................   10
About This Prospectus..............................................   11
Where You Can Find More Information................................   11
Cautionary Note Regarding Forward
     Looking Statements............................................   11
Documents Incorporated By Reference................................   12


    You should rely only on the information incorporated by reference or provided in this document. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where it is unlawful. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                                 AMERICAN TOWER

     We are a wireless communications and broadcast infrastructure company operating in three business segments.

o We operate a leading network of communications towers and are the largest independent operator of broadcast towers in North America. Giving effect as of June 1, 2000 to our pending transactions, we have approximately 10,000 multi-user sites in the United States, Mexico and Canada, including approximately 300 broadcast tower sites.

o We provide comprehensive network development services and components for wireless service providers and broadcasters. We offer full turnkey network development solutions to our customers, consisting of radio frequency engineering, network design, site acquisition, zoning and other regulatory approvals, construction management, tower construction and antenna installation. We also offer a complete line of wireless infrastructure components and fabricate steel used for broadcast towers and other structures.

o We are a leading provider of domestic and international satellite and Internet protocol network transmission services worldwide. We own and operate more than 160 antennas accessing most major satellite systems from U.S. teleport locations in Arizona, California, Massachusetts, New Jersey, Texas, Washington state and Washington, D.C.

     We estimate that our three business segments accounted for the following percentages of pro forma 1999 operating revenues:

o    Rental and management--53.0%,

o    Network development services--27.0%, and

o    Satellite and Internet protocol network transmission services--20.0%.


                                  RISK FACTORS

         You  should  consider   carefully  the  following   factors  and  other
information in this prospectus before deciding to invest in our securities.

If we cannot keep raising capital, our growth will be impeded

         Without additional capital, we would need to curtail our acquisition and construction programs which are essential for our long-term success. We expect to use borrowed funds to satisfy most of our capital needs. However, we must continue to satisfy financial ratios and to comply with financial and other covenants in order to do so. If our revenues and cash flow do not meet expectations, we may lose our ability to borrow money. These same factors, as well as market conditions beyond our control, could make it difficult or impossible for us to sell securities as an alternative to borrowing.

Failure to meet our large debt payments could require us to sell securities or assets on unfavorable terms

         Our high debt level makes us vulnerable to downturns in our operations. This high debt level requires us to use most of our cash flow to make interest and principal payments. If we do not generate sufficient cash flow through our operations to make interest and principal payments, we may be forced to sell debt or equity securities or to sell some of our core assets. This could be harmful to our business and to our securityholders. Market conditions or our own financial situation may require us to make these sales on unattractive terms.

Decrease in demand for tower space would materially and adversely affect our cash flow and we cannot control that demand

         Many of the factors affecting the demand for tower space, and therefore our cash flow, are beyond our control. Those factors include:

o    consumer demand for wireless services,

o the financial condition of wireless service providers and their preference for owning or leasing antenna sites,

o the growth rate of wireless communications or of a particular wireless segment,

o    the  number  of  wireless  service  providers  in  a  particular   segment,
     nationally or locally,

o    governmental licensing of broadcast rights,

o    increased use of roaming and resale arrangements by service providers,

o    zoning, environmental and other government regulations, and

o    technological changes.


Build-to-suit construction projects increase our dependence on a limited number of customers

         Our increasing focus on major build-to-suit projects for wireless service providers entails several unique risks. First is our greater dependence on a limited number of customers. In addition, although we have the benefit of an anchor tenant in build-to-suit projects, we may not be able to find a sufficient number of additional tenants. In fact, one reason wireless service providers may prefer build-to-suit arrangements is to share or escape the costs of an undesirable site. A site may be undesirable because it has high construction costs or may be considered a poor location by other providers.

Our expanded construction program increases our exposure to uncontrollable risks

         We cannot control the main factors that can prevent, delay or increase the cost of construction. These factors include:

o    zoning and local permitting requirements,

o    environmental group opposition,

o    availability of skilled construction personnel and construction equipment,

o    adverse weather conditions, and

o    federal regulations.

Increasing competition poses problems for our construction and acquisition programs

         Increased competition, which we believe will continue, has resulted in substantially higher acquisition costs, particularly for towers being sold by wireless service providers. That competition has also raised construction site acquisition costs and created shortages for experienced tower construction personnel. Because of personnel shortages, we could experience failures to meet time schedules. Failures to meet time schedules could result in our paying significant penalties to prospective tenants, particularly in build-to-suit situations.

Our acquisition strategy involves potential management and integration issues

         The increased size of our acquisitions from wireless service providers, which often involve major build-to-suit arrangements, could create certain problems we have not faced in the past. These include:

o    dependence on a limited number of customers,

o lease and control provisions more favorable to the wireless service provider than those we give our tenants generally,

o    integration of major national networks into our operational systems,

o demands on managerial personnel that could divert their attention from other aspects of our business, and

o the acquisition of significant numbers of towers that, because of location or age, may have limited marketing potential.


We are dependent on our chief executive officer and would be hurt if he left

         The loss of our chief executive officer, Steven B. Dodge, has a greater likelihood of having a material adverse effect upon us than it would on most other companies of our size. Our growth strategy is highly dependent on the efforts of Mr. Dodge. Our ability to raise capital is also dependent to a significant extent on the reputation of Mr. Dodge. You should be aware that we have not entered into employment agreements with Mr. Dodge.

Expanding operations into foreign countries could create certain operational and financial risks

         Our recent expansion into Canada and Mexico, and other possible foreign operations in the future, could result in adverse financial consequences and operational problems not experienced in the United States. We have made a substantial loan to a Mexican company and are committed to construct a sizable number of towers in that country. We have also invested in a Canadian joint venture that intends to acquire and construct towers in that country. We may also, in the future, engage in comparable transactions in other countries. Among the risks of foreign operations are governmental expropriation and regulation, inability to repatriate earnings or other funds, currency fluctuations, difficulty in recruiting trained personnel, and language and cultural differences that could impair management control and operations.

New technologies could make our tower antenna leasing services less desirable to potential tenants

         Mobile satellite systems and other new technologies could compete with land-based wireless communications systems, thereby reducing the demand for tower lease space and other services we provide. The Federal Communications Commission has granted license applications for several low-earth orbiting satellite systems that are intended to provide mobile voice or data services. In addition, the emergence of new technologies could reduce the need for tower-based transmission and reception and have an adverse affect on our operations.

         The development and implementation of signal combining technologies, which permit one antenna to service two different transmission frequencies and,
thereby,  two  customers,   may  reduce  the  need  for  tower-based
broadcast transmission and hence demand for our antenna space. The growth in delivery of video services by direct broadcast satellites could also adversely affect demand for our antenna space.

We could be harmed if perceived health risks from radio emissions are substantiated

         If a connection between radio emissions and possible negative health effects, including cancer, were established, we would be materially and adversely affected. We do not maintain any significant insurance with respect to these matters.

Pro forma financial information is based on estimates and assumptions and may not be indicative of actual future results

         Our actual future results could vary materially and adversely from those reflected in the pro forma financial information we have incorporated by reference in this prospectus. That information is based upon a number of assumptions we believe to be reasonable. However, our two most significant acquisitions to date, the AirTouch and AT&T transactions, do not involve the acquisition of businesses. The towers involved in those acquisitions were operated as part of the wireless service divisions of AirTouch and AT&T. Those companies did not maintain extensive separate financial records or prepare financial statements for the operation of those towers. We have, however, compiled certain revenue and expense data of those towers in the pro forma information. In the case of certain expenses, we have estimated amounts based on both the limited information by the carriers and our own experience with comparable towers. Neither our auditors, AirTouch's auditors nor AT&T's auditors have expressed any opinion or provided any form of assurance with respect to AirTouch's or AT&T's historical data presented in the unaudited pro forma financial information.

Control by our principal stockholders could deter mergers where you could get more than current market price for your stock

Control by Mr. Dodge and others may have the effect of discouraging a merger or other takeover of our company in which holders of Class A common stock may be paid a premium for their shares over then-current market prices. Mr. Dodge, together with a limited number of our directors, may be able to control or block the vote on mergers and other matters submitted to the common stockholders.

                                 USE OF PROCEEDS

     We will receive no proceeds from any sale of the shares by the selling stockholders.


                              SELLING STOCKHOLDERS

    The selling stockholders are offering up to a total of 1,000,000 shares of our Class A common stock. The selling stockholders will determine the actual number of shares they will sell. Because the selling stockholders may sell all, some or none of the shares of common stock that they hold, we are unable to estimate the number of shares of common stock that will be held by them upon completion of the offering. Prior to any use of this prospectus in connection with a sale of the common stock by any selling stockholders, we may supplement this prospectus to contain additional terms of the offering of such shares.

    The following table sets forth beneficial ownership information, as of July 19, 2000, with respect to the number of shares of our common stock the selling stockholders own. The selling stockholders named below may offer from time to time the shares of common stock shown below:

                                                                                                     Percentage
                                        Shares       Percent of     Percent of      Percent of        of Total         Maximum
                                        Owned         Class A         Class B         Common           Voting         Number of
                                       Prior to       Prior to       Prior to       Stock Prior      Power Prior     Shares Being
                                       Offering       Offering       Offering       to Offering      to Offering       Offered
                                       --------       --------       --------       -----------      -----------       -------
Selling Stockholders(1)                 1,000,000          *             --               *               *            1,000,000

* Less than 1%
(1) Includes  shares  held by  employees  or  officers  of some of our  divisions  or  subsidiaries,  as well as other of our stockholders.

                          DESCRIPTION OF CAPITAL STOCK

    The description below summarizes the more important terms of our capital stock. Because this section is a summary, it does not describe every aspect of the capital stock. This summary is subject to and qualified in its entirety by reference to the provisions of our Restated Certificate of Incorporation, as amended, including by any applicable certificates of designation. We refer to it as the restated certificate. We have incorporated by reference a copy of the restated certificate as an exhibit to the registration statement of which this prospectus is a part. This summary is subject to and qualified by reference to the description of the particular terms of your series of preferred stock described in the applicable prospectus supplement.

General

    Our authorized capital stock consists of 20,000,000 shares of preferred stock, $.0l par value per share, 500,000,000 shares of Class A common stock, $.0l par value per share, 50,000,000 shares of Class B common stock, $.0l par value per share, and 10,000,000 shares of Class C common stock, $.0l par value per share.

Preferred Stock

    Our board of directors will determine the designations, preferences, limitations and relative rights of the 20,000,000 authorized and unissued shares of preferred stock. These include:

o the distinctive designation of each series and the number of shares that will constitute the series,

o   the voting rights, if any, of shares of the series,

o the dividend rate on the shares of the series, any restriction, limitation or condition upon the payment of the dividends, whether dividends will be cumulative, and the dates on which dividends are payable,

o the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable,

o the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series,

o any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets,

o the price or rates of conversion at which, and the terms and conditions on which the shares of the series may be converted into other securities, if the shares are convertible, and

o whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

    The issuance of preferred stock, or the issuance of rights to purchase preferred stock, could discourage an unsolicited acquisition proposal.

Common Stock

    Dividends. Holders of record of shares of common stock on the record date fixed by our board of directors are entitled to receive dividends as declared by our board of directors out of funds legally available for the purpose. No dividends may be declared or paid in cash or property on any share of any class of common stock, however, unless simultaneously the same dividend is declared or paid on each share of the other classes of common stock. Dividends in the form of shares of stock of any company, including our company or any of our subsidiaries, are excepted from that requirement. In that case, the shares may differ as to voting rights to the extent that voting rights now differ among the different classes of common stock. In the case of any dividend payable in shares of common stock, holders of each class of common stock are entitled to receive the same percentage dividend, payable in shares of that class, as the holders of each other class. Dividends and other distributions on common stock are also subject to the rights of holders of any series of preferred stock or debt that may be outstanding from time to time. See "Dividend Restrictions" on the following page.

    Voting Rights. Holders of shares of Class A common stock and Class B common stock have the exclusive voting rights and will vote as a single class on all matters submitted to a vote of the stockholders. The foregoing is subject to the requirements of Delaware corporate law, special provisions governing election of directors and the rights of holders of any series of preferred stock that may be outstanding from time to time. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. The holders of the Class A common stock, voting as a separate class, have the right to elect two independent directors. The Class C common stock is nonvoting except as otherwise required by Delaware corporate law.

    Delaware corporate law requires the affirmative vote of the holders of a majority of the outstanding shares of any class or series of common stock to approve, among other things, a change in the designations, preferences and limitations of the shares of that class or series. The restated certificate, however, requires the affirmative vote of the holders of not less than 66 2/3% of the Class A common stock and Class B common stock, voting as a single class, to amend most of the provisions of the restated certificate, including those relating to the provisions of the various classes of common stock, indemnification of directors, exoneration of directors for certain acts and the super-majority provision.

    The restated certificate:

o limits the aggregate voting power of Steven B. Dodge and his controlled entities to 49.99% of the aggregate voting power of all shares of capital stock entitled to vote generally for the election of directors, less the voting power represented by the shares of Class B common stock acquired by Thomas H. Stoner, a director, and purchasers affiliated with him in the January 1998 private offering and owned by them or certain affiliates,

o prohibits future issuances of Class B common stock, except upon exercise of then outstanding options and pursuant to stock dividends or stock splits,

o   limits transfers of Class B common stock to permitted transferees,

o provides for automatic conversion of the Class B common stock to Class A common stock if the aggregate voting power of Mr. Dodge, Mr. Stoner and their respective controlled entities falls below 21.3%, and

o requires the holders of a majority of Class A common stock to approve amendments adversely affecting the Class A common stock.

    On July 19, 2000, our directors and executive officers, together with their affiliates, owned beneficially, within the meaning of applicable SEC regulations, approximately 39.61% of the combined voting power of the common stock. On that date, Mr. Dodge, together with his affiliates, owned beneficially approximately 26.72% of the combined voting power.

    Conversion Provisions. Shares of Class B common stock and Class C common stock are convertible, at any time at the option of the holder, on a share for share basis into shares of Class A common stock. The present owner of Class C common stock can convert that stock only upon the occurrence of a conversion event or with the consent of our board of directors. Shares of Class B common stock automatically convert into shares of Class A common stock upon any sale, transfer, assignment or other disposition other than (a) to permitted transferees, or (b) pursuant to pledges but not to the pledgee upon foreclosure. Permitted transferees includes certain family members and other holders of Class B common stock.

    Liquidation Rights. Upon our liquidation, dissolution or winding up the holders of each class of common stock are entitled to share ratably in all assets available for distribution after payment in full of creditors and payment in full to holders of preferred stock then outstanding of any amount required to be paid to them.

    Other Provisions. The holders of common stock are not entitled to preemptive or subscription rights. The shares of common stock presently outstanding are validly issued, fully paid and nonassessable.

    In any merger, consolidation or business combination, the holders of each class of common stock must receive the identical consideration to that received by holders of each other class of common stock, except if shares of common stock or common stock of any other company are distributed, the shares may differ as to voting rights to the same extent that voting rights then differ among the different classes of common stock.

    No class of common stock may be subdivided, consolidated, reclassified or otherwise changed unless, concurrently, the other classes of common stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

Dividend Restrictions

    Our borrower subsidiaries are prohibited under the terms of their credit facilities from paying cash dividends or making other distributions on, or making redemptions, purchases or other acquisitions of, their capital stock or other equity interests, including preferred stock, except that, beginning on April 15, 2004, if no default exists or would be created thereby under the credit facilities, our borrower subsidiaries may pay cash dividends or make other distributions to the extent that restricted payments, as defined in the credit facilities, do not exceed (a) 50% of excess cash flow, as defined in the credit facilities, for the preceding calendar year or (b) 50% of the net proceeds of any debt or equity offering after June 16, 1998.

Delaware Business Combination Provisions

    Under Delaware corporate law, certain "business combinations," including the issuance of equity securities, between a Delaware corporation and any "interested stockholder" must be approved by the holders of at least 66 2/3 of the voting stock not owned by the interested stockholder if it occurs within three years of the date the person became an interested stockholder. The voting requirement does not apply, however, if, before the acquisition, the corporation's board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder. "Interested stockholder" means any person who owns, directly or indirectly, 15% or more of the voting power of the corporation's shares of capital stock. The provision does not apply to Mr. Dodge because our board of directors approved the transaction pursuant to which he became an interested stockholder.

Listing of Class A Common Stock

    Our Class A common stock is traded on the NYSE under the symbol "AMT."

Transfer Agent and Registrar

    The transfer agent and registrar for the common stock is Computershare Investor Services L.L.C., 2 North La Salle, 3rd Floor, Chicago, Illinois 60602 (telephone number (312) 588-4991).

                              PLAN OF DISTRIBUTION

    The selling stockholders may sell shares of our Class A common stock to one or more underwriters for public offering and sale by them. One or more of them may also sell those shares to investors directly or through broker-dealers or others which may act as agents or principals.

    Sales may be effected by the selling stockholders from time to time in one or more transactions at a fixed price or prices, which may be changed, at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices or at negotiated prices. Sales may be effected from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions or a combination of such methods of sale. Selling stockholders may also sell their Class A common stock in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus or any prospectus supplement.

    For the purposes of this prospectus and any prospectus supplement, the term selling stockholder will include donees, pledgees and other assignees selling shares received from the selling stockholder named herein as well as any donees, pledgees and other assignees selling shares received from those donees, pledgees or assignees.

    In connection with the sale of the securities offered by the selling stockholders, underwriters or agents may receive or be deemed to have received compensation from the selling stockholders or from purchasers in the form of underwriting discounts, concessions or commissions. Underwriters may sell the securities offered by the selling stockholders to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or from purchasers.

    We will name any underwriter or agent involved in the offer and sale of the securities offered, to the extent we know, by the selling stockholders in a prospectus supplement. We will show any underwriting compensation paid, to the extent we know, by the selling stockholders to underwriters or agents in connection with the offering of the securities offered by the selling stockholders, and any discounts, concessions or commissions allowed by underwriters to participating dealers, in the applicable prospectus supplement.

    If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as the selling stockholders' agents to solicit offers by certain institutions to purchase the securities offered by the selling stockholders at the public offering price shown in the applicable prospectus supplement pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with whom contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. We are required to approve any contracts and the institutions that may become parties to them. Any contracts will be subject to the condition that the purchase by an institution of the securities offered by the selling stockholders will not at the time of delivery be prohibited under the law of any jurisdiction in the United States to which the institution is subject. If a portion of the securities offered by the selling stockholders is being sold to underwriters, the contract may also be subject to the condition that the selling stockholders will have sold to the underwriters the securities offered by the selling stockholders not sold for delayed delivery. The underwriters and the other persons will not have any responsibility in respect of the validity or performance of the contracts.

    Underwriters, dealers and agents participating in the distribution of the securities offered by any selling stockholder may, under certain circumstances, be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act. Any discounts, concessions and commissions received by them and any profit realized by them on resale of the securities offered by any selling stockholder may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. To the extent any selling stockholder and any brokers, dealers or agents may be deemed to be underwriters, each of them may be subject to certain statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934 and will be subject to the prospectus delivery requirements of the Securities Act.

    Underwriters, dealers and agents may be entitled, under agreements entered into with us and the selling stockholders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Pursuant to a registration right agreement, we and each of the
selling   stockholders   will  be
indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with these matters. We have agreed to pay substantially all of the expenses incidental to the registration, offering and resale by the selling stockholders of our Class A common stock, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

    Any underwriters to whom securities offered are sold may make a market in those offered securities. Underwriters will not be obligated to make any market, however, and may discontinue any market making at any time without notice.

    The selling stockholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. Regulation M may limit the timing of purchases and sales of the Class A common stock by the selling stockholders and any other participating person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution to engage in market-making activities with respect to the particular securities, or securities into which they may be converted or exchanged or for which they may be exercised, for a period of up to five business days prior to the commencement of the distribution. All of the foregoing may affect the marketability of the offered securities and the ability of any person to engage in market-making activities with respect to the offered securities, or the securities into which they may be converted or exchanged or for which they may be exercised.

    Certain of the underwriters and their affiliates may engage in transactions with and perform services for us in the ordinary course of business for which they receive compensation.


                       VALIDITY OF THE OFFERED SECURITIES

     Sullivan & Worcester LLP, Boston, Massachusetts, will pass upon the validity of the offered securities for the selling stockholders. As of July 31, 2000, Norman A. Bikales, a member of the firm of Sullivan & Worcester LLP, owned 11,000 shares of our Class A common stock and 41,490 shares of Class B common stock and had options to purchase 20,000 shares of Class A common stock at $10.00 per share and 25,000 shares of Class A common stock at $23.813 per share. Mr. Bikales and other partners and associates of that firm serve as secretary or assistant secretaries of us and certain of our subsidiaries.


                                     EXPERTS

     The consolidated financial statements of American Tower Corporation incorporated in this prospectus by reference from American Tower Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    We are incorporating the following financial statements by reference in this prospectus from our Form 8-K dated March 30, 2000:

o The consolidated financial statements of UNIsite, Inc. and subsidiaries as of December 31, 1999 and 1998 and for the three years ended December 31, 1999 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

o The consolidated financial statements of ICG Satellite Services, Inc. and subsidiary as of November 30, 1999 and for the eleven months ended November 30, 1999 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                              ABOUT THIS PROSPECTUS

         This prospectus is under a so-called shelf registration for selling stockholders to offer outstanding shares of our Class A common stock owned by them. Under this shelf process, the selling stockholders may sell up to an aggregate of 1,000,000 shares of our Class A common stock. This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time the selling stockholders sell securities, if the terms of the offering are different than what is described in this prospectus, we or the selling stockholders will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information" and under the heading "Documents Incorporated By Reference" on page 12.

                               WHERE YOU CAN FIND
                                MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. You may also review a copy of the registration statement at the SEC's regional offices in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at http://www.sec.gov.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

    We have made and incorporated by reference forward-looking statements in this document. Forward-looking statements include those regarding our goals, beliefs, plans or current expectations and other statements contained regarding matters that are not historical facts. For example, when we use the words believe, expect, anticipate or similar expressions, we are making forward-looking statements. Forward-looking statements include statements concerning:

o   the outcome of our growth strategy,

o   future results of operations,

o   liquidity and capital expenditures,

o   construction and acquisition activities,

o debt levels and the ability to obtain financing and make payments on our debt,

o regulatory developments and competitive conditions in the communications site and wireless carrier industries,

o projected growth of the wireless communications and wireless carrier industries,

o   dependence on demand for satellites for Internet data transmission, and

o   general economic conditions.

    Our forward-looking statements are subject to risks and uncertainties. You should note that many factors, some of which are discussed elsewhere in this prospectus or in the documents we have incorporated by reference, could affect us in the future and could cause our results to differ materially from those expressed in our forward-looking statements. For a discussion of some of these factors, please read carefully the information under "Risk Factors" beginning on page 1. We are not required to release publicly the results of any revisions to these forward-looking statements we may make to reflect future events or circumstances.

                             DOCUMENTS INCORPORATED
                                  BY REFERENCE

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

    We incorporate by reference the documents listed below and any filings made after the date of the original filing of the registration statement of which this prospectus is a part made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed or terminated:

o    our Annual Report on Form 10-K for the fiscal year ended December 31, 1999,

o    our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000,

o our Current Reports on Form 8-K dated January 28, 2000, January 31, 2000, February 9, 2000, February 24, 2000, March 14, 2000, March 30, 2000, April 13, 2000, May 15, 2000, May 23, 2000, June 12, 2000, June 23, 2000, June
     29, 2000, July 28, 2000 and August 1, 2000, and

o the description of our Class A common stock contained in our registration statement on Form 8-A (File No. 001-14195), filed on June 4, 1998.

    We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those to which we specifically refer. You may obtain this information at no cost by writing or telephoning us at: 116 Huntington Avenue, Boston, Massachusetts 02116, (617) 375-7500, Attention:
Director of Investor Relations.

                                     [LOGO]

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered shares registered hereby, other than underwriting discounts and commissions, if any, incurred in connection with the sale of the offered shares. All such amounts will be borne by American Tower Corporation (the "Company").

    Registration fee under Securities Act................  $11,228.00
    Accounting fees and expenses.........................   50,000.00
    Legal fees and expenses..............................  100,000.00
    Printing and engraving...............................   50,000.00
    Miscellaneous fees and expenses......................  100,000.00
                                                          -----------
        Total: .......................................... $311,228.00
                                                          ===========

Item 15. Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Laws ("DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in a non-derivative action, which involves a criminal proceeding, in which such person had no reasonable cause to believe his conduct was unlawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses.

    Article XII of the Company's By-Laws provides that the Company shall indemnify each person who is or was an officer or director of the Company to the fullest extent permitted by Section 145 of the DGCL.

    Article Sixth of the Company's restated certificate of incorporation states than no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) liability under
Section 174 of the DGCL relating to certain unlawful dividends and stock repurchases, or (iv) any transaction from which the director derived an improper personal benefit.

    Reference is made to the Underwriting Agreements (Exhibits 1.1 through 1.5 hereto) which may contain certain provisions for indemnification by the underwriters of the Company, directors, officers and controlling persons under certain circumstances.

Item 16. Exhibits.

    Listed below are the exhibits which are filed as part of this Registration Statement on Form S-3 (according to the number assigned to them in Item 601 of Regulation S-K).

        Exhibit   Description of Document                                         Exhibit File No.
        --------  ------------------------                                        ----------------
        No.
        ---

        3.1       Restated Certificate of Incorporation, as amended, of the
                  Company as filed with the Secretary of State of the State of
                  Delaware on June 4, 1999                                        Incorporated by reference to Exhibit
                                                                                  3(i) from the Company's Quarterly
                                                                                  Report of Form 10-Q (File No.
                                                                                  001-14195) filed on August 16, 1999
        3.2       By-Laws, as amended, of the Company                             Incorporated by reference to Exhibit
                                                                                  3.2 from the Company's Registration
                                                                                  Statement on Form S-3 (File No.
                                                                                  333-37988) filed on May 26, 2000
        5         Opinion of Sullivan & Worcester LLP                             Filed herewith as Exhibit 5
        23.1      Consent of Sullivan & Worcester LLP                             Contained in the opinion of Sullivan &
                                                                                  Worcester LLP filed herewith as part
                                                                                  of Exhibit 5
        23.2      Consent of Deloitte & Touche LLP                                Filed herewith as Exhibit 23.2
        23.3      Consent of KPMG LLP                                             Filed herewith as Exhibit 23.3
        23.4      Consent of KPMG LLP                                             Filed herewith as Exhibit 23.4
        24        Power of Attorney                                               Filed herewith as page II-4 of the
                                                                                  Registration Statement

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to

    Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes:

        (1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was effective.

        (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 4th day of August, 2000.

                                      AMERICAN TOWER CORPORATION


                                      By:  /s/ Steven B. Dodge
                                          Steven B. Dodge
                                          Chairman of the Board, President and
                                          Chief Executive Officer

The undersigned officers and directors of the Company hereby severally constitute Joseph L. Winn, Justin D. Benincasa, Jonathan Black and Norman A. Bikales, and each of them, acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below the Company's Registration Statement on Form S-3 relating to the registration of such securities under the Securities Act of 1933, as amended, and any and all amendments thereto, including without limitation any registration statement or post-effective amendment thereof filed under and meeting the requirements of Rule 462(b) under the Securities Act, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

  Signature                             Title                           Date

/s/ Steven B. Dodge        Chairman, President, Chief             August 4, 2000
Steven B. Dodge            Executive Officer and Director

/s/ Joseph L. Winn         Chief Financial Officer and            August 4, 2000
Joseph L. Winn             Treasurer

/s/ Justin D. Benincasa    Vice President and Corporate           August 4, 2000
Justin D. Benincasa        Controller

/s/ Alan L. Box            Executive Vice President and           August 4, 2000
Alan L. Box                Director

_______________________    Director                               August 4, 2000
Arnold L. Chavkin

/s/ Dean H. Eisner         Director                               August 4, 2000
Dean H. Eisner

/s/ J. Michael Gearon, Jr.  Executive Vice President and          August 4, 2000
J. Michael Gearon, Jr.      Director

/s/ Fred R. Lummis          Director                              August 4, 2000
Fred R. Lummis

/s/ Randall Mays            Director                              August 4, 2000
Randall Mays

/s/ Thomas H. Stoner        Director                              August 4, 2000
Thomas H. Stoner

/s/ Maggie Wilderotter      Director                              August 4, 2000
Maggie Wilderotter

                                  EXHIBIT INDEX

Listed below are the exhibits which are filed as part of this Registration Statement on Form S-3 (according to the number assigned to them in Item 601 of Regulation S-K).

        Exhibit   Description of Document                                         Exhibit File No.
        --------  ------------------------                                        ----------------
        No.
        ---

        3.1       Restated Certificate of Incorporation, as amended, of the
                  Company as filed with the Secretary of State of the State of
                  Delaware on June 4, 1999                                        Incorporated by reference to Exhibit
                                                                                  3(i) from the Company's Quarterly
                                                                                  Report of Form 10-Q (File No.
                                                                                  001-14195) filed on August 16, 1999
        3.2       By-Laws, as amended, of the Company                             Incorporated by reference to Exhibit
                                                                                  3.2 from the Company's Registration
                                                                                  Statement on Form S-3 (File No.
                                                                                  333-37988) filed on May 26, 2000
        5         Opinion of Sullivan & Worcester LLP                             Filed herewith as Exhibit 5
        23.1      Consent of Sullivan & Worcester LLP                             Contained in the opinion of Sullivan &
                                                                                  Worcester LLP filed herewith as part
                                                                                  of Exhibit 5
        23.2      Consent of Deloitte & Touche LLP                                Filed herewith as Exhibit 23.2
        23.3      Consent of KPMG LLP                                             Filed herewith as Exhibit 23.3
        23.4      Consent of KPMG LLP                                             Filed herewith as Exhibit 23.4
        24        Power of Attorney                                               Filed herewith as page II-4 of the
                                                                                  Registration Statement

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